UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2016

United Online, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21255 Burbank Boulevard, Suite 400
Woodland Hills, California 91367
(Address of Principal Executive Offices) (Zip Code)

Telephone: (818) 287-3000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2016 Management Bonus Plan

On March 29, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of United Online, Inc. (the “Company”) adopted the United Online, Inc. 2016 Management Bonus Plan (the “Bonus Plan”).  The description set forth below relates to Edward Zinser, our Executive Vice President and Chief Financial Officer, Mark Harrington, our Executive Vice President and General Counsel, and Michelle Stalick, our Senior Vice President and Chief Accounting Officer (each a “Participant”).

Under the Bonus Plan, a specified portion of the bonus award for each Participant will be tied to financial performance goals for the Company.  The remaining portion of the bonus award for each Participant will be tied to his or her level of attainment of the individual performance goals set for such Participant by the Compensation Committee.

With respect to each Participant’s potential bonus award, (a) 75% of the potential bonus award will be subject to the achievement of Company-wide financial results (the “Company Performance Component”), with 40% of the potential bonus award tied to the Company’s consolidated revenues and 35% of the potential bonus award tied to the Company’s consolidated operating income before depreciation, amortization and certain other expenses (“adjusted operating income”), and (b) 25% of the potential bonus award will be based on the attainment of such Participant’s individual performance goals (the “Individual Performance Component”).  Each Participant shall be eligible to achieve up to 125% of the Individual Performance Component of the target bonus award.

As to the Company Performance Component, nine potential levels of goal attainment from threshold to maximum have been established for the applicable revenue and adjusted operating income goals.  For each specified level of attainment, there is a specific dollar amount allocated to each Participant, which is tied to a certain percentage of such Participant’s base salary.  The actual amount of the Company Performance Component of the bonus award will be calculated based on the actual levels at which the applicable revenue and adjusted operating income goals are in fact attained.  If there is not at least threshold attainment of the applicable revenue or adjusted operating income goal, then no bonus award will be earned with respect to that particular performance metric.

The following chart identifies the target and maximum bonus amounts payable to each Participant if the applicable financial performance goals are each attained at the target or maximum level, respectively, and the applicable individual performance goals are each attained at the target or maximum level, respectively.

Officer (Title)	Target Bonus Amount (assuming 100% of target amount for individual performance goals)	Maximum Bonus Amount (assuming 125% of target amount for individual performance goals)
Edward Zinser (Chief Financial Officer)	$252,350	$381,679
Mark Harrington (General Counsel)	$181,500	$274,519
Michelle Stalick (Chief Accounting Officer)	$100,800	$152,460

The foregoing description of the material terms of the Bonus Plan does not purport to be a complete description of the Bonus Plan and is qualified in its entirety by reference to the Bonus Plan, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016.

Designation of Michelle Stalick as a Tier II Participant

On March 29, 2016, the Compensation Committee designated Ms. Stalick as a Tier II participant under the Company’s Change in Control Policy for Executives, dated February 19, 2015 (the “Policy”).  Under the Policy, certain benefits are payable if a participant experiences a separation from service as a result of a termination of employment without cause, or a termination of employment for good reason, in either case within 24 months following a Change in Control (as defined in the Policy) of the Company and the participant has signed a general release of claims in favor of the Company.  If such events occur, Tier II participants are entitled to an amount equal to: one times (1X) annual salary as of the termination date, one times (1X) target bonus as of the termination date, any earned but unpaid annual bonus with respect to the preceding fiscal year, a pro-rated annual bonus for the fiscal year in which the termination date occurs, and up to 12 months of COBRA premiums (if such coverage is elected by the participant).

The Policy was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015.  A description of the Policy was included with the Company’s Current Report on Form 8-K, filed on February 25, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2016	UNITED ONLINE, INC.

	By:	/s/ Mark Harrington
Mark Harrington
Executive Vice President and General Counsel